UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ENDOCEUTICS, INC.

(Exact name of registrant as specified in its charter)

Canada	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2829, de la Promenade, Quebec (Quebec) CANADA	G1W 2J5
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class so registered	Name of each exchange on which to be each class is to be registered
Common Shares, no par value	The Nasdaq Global Market

Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

Securities Act registration statement file number to which this form relates: 333-140927

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. ☐

Item 1.	Description of Registrant’s Securities to be Registered.

EndoCeutics, Inc. is registering its common shares, no par value, pursuant to a registration statement on Form F-1, File No. 333-140927, that was originally filed with the Securities and Exchange Commission on February 28, 2007 (as subsequently amended, the “Registration Statement”). The description of the common shares set forth in the section entitled “Description of Capital Stock” in the prospectus forming a part of the Registration Statement, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended, is hereby deemed to be incorporated by reference into this Registration Statement in accordance with the Instruction to Item 1 of this Form.

Item 2.	Exhibits.

No.	Description of Exhibit

3.1*	Certificate of Incorporation.

3.2*	Articles of Amendment to Certificate of Incorporation.

3.3*	By-Laws.

4.1*	Specimen Common Share Certificate.

*	Filed as a like-numbered exhibit to the Registration Statement, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENDOCEUTICS, INC.

DATED: April 18, 2007	By:	/s/ Fernand Labrie
Dr. Fernand Labrie,
Chief Executive Officer